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                                                                 EXHIBIT 10.12


SYBRON CHEMICALS INC.                                               LOGO

                                     PRIVATE


                                             July 5, 1995



Mr. John H. Schroeder
Executive Vice President
Sybron Chemicals Inc.
Birmingham Road
Birmingham, NJ 08011

Dear John:

     This will confirm our understanding that, in the event Sybron Chemicals Inc. (the "Company") disposes of substantially all of the assets of, spins off, or otherwise sells its Ion Exchange Business (the "Divestiture") while you are the executive within the Company directly responsible for the Ion Exchange Business, or within three months after your employment with the Company terminates without cause (as hereinafter defined), you shall be entitled to the benefits set forth below.

     (a) If you are not offered Comparable Employment (as hereinafter defined) by the successor owner of the Ion Exchange Business (the "Successor"):

          (i) you shall be entitled to remain employed by the Company for a period of two years after the Divestiture with remuneration, benefits and responsibilities prior to the Divestiture ("Comparable Employment"); or, at the Company's option,

          (ii) you shall be entitled to receive from the Company for a period of two years after the Divestiture payments equal to your base salary plus target bonus at the time of the Divestiture, payable at such times as you would have been entitled to receive them had you remained employed by the Company. Such payments shall be reduced by the amount of any compensation you receive from other sources, but there shall be no obligation on your part to mitigate the Company's payments to you by performing any services or by seeking to perform any services for others.

     (b) If you are offered Comparable Employment by the Successor but your employment terminates prior to the second anniversary of the Divestiture Without Cause:

          (i) you shall be entitled to be employed by the Company for the balance of such two-year period on terms and conditions constituting Comparable Employment; or, at the Company's option,
















           BIRMINGHAM ROAD, P.O. BOX 66, BIRMINGHAM, NEW JERSEY 08011
          (609) 893-1100 1-(800) 678-0020 FAX: MARKETING (609) 894-8641
         FAX: ACCOUNTING (609) 893-2063 TELEX: WUD: 834446 WUI: 685-1227
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Page Two
J. H. Schroeder
July 5, 1995

          (ii) you shall be entitled to receive from the Company for the balance of such two-year period payments equal to your base salary plus target bonus at the time of the Divestiture, payable at such times as you would have been entitled to receive them had you remained employed by the Company. Such payments shall be reduced by any severance or continuation payments you are entitled to receive from the Successor and by the amount of any compensation you receive from other sources, but there shall be no obligation on your part to mitigate the Company's payments to you by performing any services or by seeking to perform any services for others.

     The benefits enumerated above shall not be available to you if you are offered Comparable Employment by the Successor and you refuse such employment, and this letter shall not be applicable to the sale, merger or disposition of the Company as a whole.

     Termination of employment Without Cause shall mean (a) termination of employment by the employer without just cause, or (b) termination of employment by you by the reason of (i) the employer's failure to make any of the payments, or provide any of the material benefits (or their equivalent), to which you are entitled, or (ii) a material adverse change in your position or in the scope of your duties and responsibilities.

     Nothing herein shall impact upon your confidentiality, non-solicitation and/or non-competition agreements with the Company, which agreements shall remain in full force and effect.

     If the above correctly reflects our understanding, please so indicate by signing in the space provided below for such purpose.

                                            Sincerely,


                                            /s/ Richard M. Klein
                                            ---------------------------------
                                            Richard M. Klein
                                            President and C.E.O.

RMK/me

cc: D. Gitlin (Wolf, Block, Schorr & Solis-Cohen)

AGREED:


/s/ John H. Schroeder
- -------------------------
    John H. Schroeder